Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S‑8, No. 333-87320 and Form S‑8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non‑Employee Directors’ Stock Option Plans, in the Registration Statement (Form S‑8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statement (Form S‑8, No. 333-174497) pertaining to the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-197898) pertaining to the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan, Deferred Equity Participation Plan, Deferred Cash Participation Plan and Supplemental Savings and Thrift Plan, in the Registration Statement (Form S-8, No. 333-204976) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-221274) pertaining to the Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan, Deferred Equity Participation Plan, Deferred Cash Participation Plan and Supplemental Savings and Thrift Plan, and in the Registration Statements (Form S‑3, No. 333-214616, Form S-4, No. 333-203203 and Form S-4, No. 333-214617), of Arthur J. Gallagher & Co., and in the related Prospectuses, of our reports dated February 5, 2021, with respect the consolidated financial statements and schedule of Arthur J. Gallagher & Co., and the effectiveness of internal control over financial reporting of Arthur J. Gallagher & Co., included in this Annual Report (Form 10‑K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

February 5, 2021